Specimen Common Share Certificate

NUMBER                                                               SHARES

                                                            STUDIO 54, INC.

This Certifies that SPECIMEN is the registered owner of ______________________ Shares.

transferable only in the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, STUDIO 54, INC. has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed. this_________________day of A.D. 20____
Dated:

Secretary                                                President